Independence Contract Drilling, Inc. Announces Strategic Combination with Sidewinder Drilling, LLC Thursday, July 19, 2018, 10amET Company Representatives: Philip Choyce, Executive Vice President and Chief Financial Officer Byron Dunn, President and Chief Executive Officer Analysts Daniel Burke; Johnson Rice Kurt Hallead; RBC Capital Markets Taylor Zurcher; Tudor, Pickering, Holt & Co. Mark Bianchi; Cowen Tom Curran; B. Riley FBR Presentation Operator: Good day, and welcome to the Independence Contract Drilling, Inc. Announces Strategic Combination with Sidewinder Drilling, LLC, conference call. (Operator Instructions) Please note today's event is being recorded. I would now like to turn the conference over to Philip Choyce, Executive Vice President and Chief Financial Officer. Please go ahead, sir. Philip Choyce: Good morning, everyone, and thank you for joining us today to discuss ICD's agreement to enter into a strategic combination with Sidewinder Drilling. Before we begin, I would like to remind all participants that our comments today will include forward-looking statements, which are subject to certain risks and uncertainties. A number of factors and uncertainties could cause actual results in future periods to differ materially from what we talk about today. For a complete discussion of these risks, we encourage you to read the company's press release and our other documents on file with the SEC. In addition, we will refer to certain expected non-GAAP measures during the call. Please refer to our public filings for our customary definitions of EBITDA and adjusted EBITDA and other non-GAAP measures. And with that, I'll turn it over to Byron for opening remarks. Byron Dunn: Thanks, Phil. Good morning, everyone. As you have all seen, ICD has entered into an agreement to acquire Sidewinder Drilling in a transaction strategic to Independence Contract Drilling. This morning I will discuss the background of this transaction, the strategic rationale, and benefits to ICD stockholders, and provide color on my departure from the new organization.

Phil will provide financial and deal-timing details; then we will conduct a short Q&A session. As most of you recall, the foundational strategy underpinning the formation of ICD in 2011 was unmet North American E&P industry demand for rigs designed and engineered to extract the economic benefits of large land pad development of the then-unconventional shale resource in the U.S, what the E&P industry coined "pad-optimal rigs." At that time, the existing U.S. land- drilling fleet did not have, at any scale, the operational or moving attributes to provide true pad- optimal fast drilling times, high-quality completable long lateral wellbore with a minimum of near wellbore foundation damage, and fast moves on pads between wellbores, all necessary for E&P operators to accelerate their production profile and cash flow curves from newly acquired unconventional resource acreage. Phil and I founded ICD as a technological disruptor and to help fill fast-growing demand for pad- optimal equipment. This strategy proved remarkably successful. Through a private capital raise in combination with the drilling manufacturing operations of global energy services, ICD was formed as a pure-play growth company with the best technology specifically targeting the most dynamic customers, operating in the most prolific of these resource plays. At its core, ICD was and is a growth company, and very rapid growth during our private years allowed ICD to complete an initial public offering during 2014. The oil price shock which commenced in the fourth quarter of 2014 put an immediate halt to our growth plans, but importantly, it also strongly reinforced and validated our strategic direction and accelerated, in many respects, the broader industry transformation to pad-optimal equipment that ICD was purposely formed to exploit. ICD managed the downturn exceptionally well. Our rigs were the last to go down, the first to be recontracted, and we came out stronger than ever. However, as I have discussed with many of you, the challenges associated with subscale size and cost structure issues limited many opportunities that otherwise would be available to us. Organic growth to our medium-term target of 40 rigs was not possible in any meaningful time frame. Only a strategic transaction would ultimately move the needle for ICD and our stockholders. Early last fall, ICD's board and this management team began an exhaustive process to evaluate all strategic options available to ICD. That process concluded with the acquisition of Sidewinder Drilling, which I consider a fantastic outcome for ICD and our stockholders. Sidewinder had completed a very broad restructuring during the downturn and now fields a fleet of very high-quality rigs, pad-optimal or convertible, which complements the ICD fleet. Following the transaction, existing ICD shareholders will own 51% of ICD, while Sidewinder unitholders will collectively own 49%. ICD's acquisition of Sidewinder addresses our standalone challenges and reinforces our position as a pure-play growth company. In terms of scale, we more than double our rig fleet without diluting the quality of our assets. After the conversion of five Sidewinder rigs, we expect to be marketing a fleet of 34 pad-optimal rigs in 2019, with no legacy rigs in the fleet. All Sidewinder rigs are located in ICD's target market; broadly, Texas and the contiguous states, with concentrations in the Permian and Haynesville plays. Cost absorption: There will be significant synergies. We have identified potential synergy opportunities well in excess of $12 million and are highly confident we can easily realize $8 million to $10 million in due course. The transaction is expected to be solidly financially accretive to earnings per share, EBITDA per share and free cash flow per share. After the close of the transaction, the number of tradeable ICD shares will increase, additional liquidity enhancing the capital market value discovery process. We strengthen our balance sheet with a no-amortization, five-year term loan that contains no financial covenants other than an obligation to maintain $10 million of minimum liquidity in the form of cash or ABL availability. We will have a $40-million committed ABL revolver, as well as an additional $15 million of delayed-draw commitments under the term loan that can be used for additional growth capital and liquidity. Our larger scale will provide greater opportunities to access additional growth capital at better pricing. In terms of growth, this transaction returns optionality to ICD to grow internally or through additional acquisition. The ICD fleet is at 100% utilization with substantial customer demand for additional ICD rigs and crews. Sidewinder's fleet, rig conversion optionality and strong base of customers, which include majors and large independents whom we have not yet had the opportunity to work for, begins to address this issue. We're combining with a company with great people who share ICD's cultural commitments to safety and the highest-quality service. We strengthen our management team, our bench, and will improve our processes and procedures as we combine the best of what each company has to offer. In summary, we gain scale, we return to growth, we realize significant financial synergies without diluting our equipment offering or strategic focus and direction. We provide greater opportunities for the combined company employees and increase our relevance across our customer base, and improve our capital market share liquidity. As you also read in the press release, Anthony Gallegos, Sidewinder's current CEO, will take the reins of ICD at the closing of the transaction. I have had the pleasure of serving as Chief Executive Officer of Independence Contract Drilling and its predecessor, Global Energy Services, for a combined total of almost 10 years, and this transaction affords me the opportunity to move on to new challenges. I've discussed succession planning recently with the ICD board and indicated to them that I was moving into the zone where a firm succession plan needed to be considered. An extraordinarily talented chief executive, board member and industry leader I was lucky enough to work for earlier in my career, who I won't name -- although I will mention that he ran

National Oilwell Varco, once told me that when a chief executive came to the decision to step down, three things needed to be in place: The company must be in a strong position, the market needs to be robust and you need a successor you have trust in. First, the company has to be in good shape. ICD's operations, systems and processes are hitting on every cylinder, and we are in the best financial and operational shape in our history, with a tremendous group of talented leaders. We are working for the highest-quality client base, growing our backlog, and will report record quarterly revenues on our second quarter 2018 earnings. ICD has never been stronger financially or operationally. Second, the market needs to be robust. We are in an improving market with 100% fleet utilization and day-rate momentum and a growing backlog of business. The U.S. land contract drilling market is rapidly approaching the breadth and depth it had at the time of our 2014 initial public offering. And third, you need a successor that you have confidence in. I believe we have found that with Anthony. I have personally known Anthony for many years and respect his leadership and judgment. Anthony has deep drilling industry experience both on- and offshore. When Jon Cole founded Scorpion Offshore, Anthony joined Jon in a business development role. After the sale of Scorpion, Jon and Anthony founded Sidewinder Drilling, and Anthony worked for Jon in various financial and operational roles, taking over as Chief Executive Officer of Sidewinder Drilling in 2017 as Jon became Chairman. Importantly to me, Anthony shares the same core strategic and ethical beliefs that ICD embodies. I'm confident he will work well with our board of directors, Phil and the rest of the management team. I'm extremely proud of what we have accomplished at ICD since Phil and I founded the company greenfield in 2011, and I will miss daily interactions with my management team. I'm excited as a shareholder to see Anthony and the new combined company team take ICD to the next level. Now I'll turn the call over to Phil. Philip Choyce: Thank you, Byron. Our press release mentions presentation materials associated with this conference call; if you haven't seen them, you can find them on the Investor Relations section of our website, and they also were filed with the SEC on Form 8-K this morning. The actual merger agreement and related documents were included in the 8-K filing as well. In short order, we will file our preliminary proxy materials with the SEC in the coming weeks. These will contain a lot more information regarding our agreements relating to the Sidewinder combination, as well as Sidewinder historical financial statements and pro forma financial statements. Now, a few more details regarding the Sidewinder fleet. They currently market 14 AC rigs, which are 93% contracted. They have one additional AC rig that is identical to our former ShaleDriller 100-series rig. Similar to what we did with our 100-series rigs, following the closing, we plan to convert and market this rig as a ShaleDriller 200 series. Conversion cost is roughly $8 million all in. They own four ultramodern SCR rigs, three of which are currently operating. These present a unique opportunity. Sidewinder has invested significantly in these rigs. They're already equipped with modern masts, substructures, AC top drives and walking systems and high-pressure pumps, and the aggregate incremental costs above Sidewinder's existing investment to convert all four of these to pad-optimal status is only between $10 million to $15 million. It is worth noting, Sidewinder previously completed two similar conversions, one back in 2015, and that rig worked throughout the entire downturn. We have seen these converted rigs in action. They are working in the Delaware Basin today, and we believe are earning day rates consistent with market trends for pad-optimal equipment. Upon closing, we'll have more than double our fleet and we'll be marketing a fleet of 34 pad- optimal rigs in 2019, with the option to complete our 16th ShaleDriller rig, for which we have already made significant investment. Now for some of the details on the strategic combination. In the merger, we will issue 36,752,657 shares of common stock to the Sidewinder unitholders, which will represent 49% of our common stock immediately following the merger. We will assume approximately $50 million of Sidewinder net debt at closing, comprised of $58.5 million of debt and approximately $8.5 million of estimated cash and equivalents at closing. We will continue to operate under the ICD name. We have entered into a commitment with MSD Partners, an affiliate of Sidewinder's largest single unitholder, for a $130-million term loan, as well as a commitment with a commercial bank for a $40-million revolving line of credit. Both will be put in place at closing. Proceeds from the term loan will be used to replay ICD's existing debt and the Sidewinder net debt assumed in the transaction. The term loan will have a five-year term, require no scheduled amortization and will contain no financial covenants other than a minimum-liquidity covenant that requires us to maintain at least $10 million in cash and/or revolver availability. ICD also has the right to draw down an additional $15 million under the term loan at any time, which provides additional liquidity and growth capital. The term loan will bear interest at LIBOR plus 7.50% and will be secured. The ABL will be receivable-based, have no financial covenants other than a springing fixed-charge covenant, and borrowings will bear interest at LIBOR plus 2% to 2.5%, depending on the balance, if any outstanding at any point in time. Including expected cash on hand, ABL availability and delayed-draw availability under the term loan, we expect at closing to have approximately $60 million of liquidity available to the combined company. With this, plus the significant free cash flow generation we expect, the combined company's balance sheet will be in great shape. Assuming synergies in the $8 million to $10 million range, we expect the transaction to be 20% plus accretive to 2019 EBITDA per share and free cash flow per share, even after considering higher interest expense and the conversion capital we intend to spend.

We expect to receive a full step up in tax basis for the Sidewinder assets, a significant benefit to the company, which typically is not available in transactions of this type. In sum, we improve our already strong tax-advantaged position, which increases in importance based on the combined companies' expected cash flows and improving market conditions. Transaction costs, including professional fees and other integration costs, are estimated to be in the range of $10 million to $12 million. We estimate $5 million will be incurred on or prior to closing and the remaining is expected to be incurred over the first six months, all on completion of the combination. On the governance front, following the combination affiliates of MSD partners and MSD Capital, collectively Sidewinder's largest unitholder, will own approximately 31% of our common stock. The combined company will have a seven-person board. Four will be ICD incumbents, including Tom Bates, our chairman, two will be appointed by MSD and the final seat will be filled by Anthony as CEO. MSD has entered into a stockholder's agreement with us that will become effective at closing whereby they agree for a period of three years to limit certain of their voting rights. The former Sidewinder unitholders will have customary registration rights and have agreed to customary, orderly sale provisions relating to the disposition of their shares. On the executive management front, in addition to Anthony and myself, all of ICD's other senior management team members are expected to remain with the combined company, and we expect to add two additional senior management team members from Sidewinder as we combine the two companies together. We expect the combination to close early in the fourth quarter of this year. The issuance of the shares of common stock in the transaction is subject to the approval of our stockholders, and in this regard, we will be filing a preliminary proxy in short order that will be subject to typical SEC review process. The transaction is also subject to customary Hart-Scott- Rodino approvals. And then I and with that, I will go ahead and turn the call back over to Byron. Byron Dunn^ Well, thanks, Phil. I have no further prepared comments at this time. So operator, would you open the lines for questions-and-answers? +++ q-and-a Operator^ [Operator Instructions]. And today's first question comes from Kurt Hallead of RBC. I apologize. Our first question comes from Daniel Burke of Johnson Rice. Daniel Burke^ Well, congrats on the transaction and the expansion in scale of your operations.

Pretty sure with the guidance on the synergies and EBITDA per share accretion I could get to this, but any sense of how Sidewinder's current margins compare to ICD's? And maybe as a related question, any pre-downturn contracts that still exist at Sidewinder to be aware of? Philip Choyce^ Their margins will be similar to ours. For contracts recontracting today, I would expect their contract to get the -- rigs to get the same type of day rate we do. Their cost per day is going to be similar to ours. They do have a couple contracts, I believe, that are going to -- that are slightly below current market rates, just like we do, that were signed earlier in the year or late last year that'll roll off end of this year, early part of next year. Byron Dunn^ Hey, Daniel. Very quickly, at the close of the transaction, we will align the cost per share across the entire fleet. So you can look at our historical costs, which actually have come down significantly this quarter -- I think I talked about that in the last conference call -- and you can expect to see something south of $13,000 a day all-in because there'll be some synergies with the allocated costs and so our cash cost per day is running -- Philip Choyce^ I would expect them to be $10,500 to $11,000 a day. Byron Dunn^ Yes, $10,500. Philip Choyce^ At the rig level. Byron Dunn^ Yes, we'll make sure that that happens pretty quickly. So you can look at broadly similar margins. Daniel Burke^ Got it. And then just to be sure, Philip, Sidewinder doesn't have any pre-2014 contracts in the mix at present that all those would've rolled? Philip Choyce^ No. No, they're all relatively new contracts. Daniel Burke^ Right. And then, look, Byron, you've been pretty passionate about explaining the attributes of a pad-optimal rig, and these certainly seem to fit that bar. On some of the maybe less often mentioned attributes of pad-optimal rig, any difference in setback capability or move time when you look at the Sidewinder rigs versus the ShaleDriller 200 series? Byron Dunn^ Yes, they've got some that have higher setback, which is very advantageous. But the market changes constantly, and what we're finding now is that the three-day move time is not quite as important as it was when we founded ICD. And as the market moves to larger and larger pads and the rig stays on the pad for a year or more, that break down and move time is less important and what becomes more important is substructure size, setback and so on. So this is -- we're adding rigs from the Sidewinder fleet that provide us with those capabilities, so that's another good reason why this is a fantastic transaction for ICD. Operator^ Our next question today is from Kurt Hallead of RBC. Kurt Hallead^ So Byron, I know you and I have been having discussions over many time and trying to figure out the best way to get scale. It does seem like this is the optimal solution, and it looks like to be very good timing as you're going into another cycle upturn. Now with that said, how do you assess the market dynamics, as we speak, especially in the Permian given the risks that have arisen about takeaway capacity and the concerns that many investors seem to have that E&P companies are pretty much going to hit the brakes, and we're going to go through a 12- month period of potential pain in the drilling industry. How do you see things evolving? Byron Dunn^ Our customers don't have that problem. We have specifically high graded and chosen a very powerful customer-client mix, and the people we're drilling for have not indicated to us any issues with that whatsoever. And in fact, they're talking about adding additional rigs. So I hear you. I know that there is a general problem, a general issue, a temporary issue with takeaway in the Permian. I think you need to get granular when you look at where those issues may arise. So I don't see that as a problem for us in the near future, and in any case, I think the industry takes care of it very quickly. In addition, we've got term contracts that, by and large, bridge this period of time where there may be issues, so from a financial point of view, I don't see it as a concern, Kurt. Kurt Hallead^ Okay. Now that this combined company is going to have much greater scale, what do you think an ideal digestion period would be before potentially exploring some additional acquisitions? Byron Dunn^ Three months. Kurt Hallead^ Really? Wow. That's shorter than I would've thought. Byron Dunn^ I have a lot of faith. Look, I've talked to the management team. I have a lot of faith in Anthony and in Philip. We've had consultants in. We've got a synergy battle plan drawn up. I think we'll step right into $10 million in synergies without breaking a sweat, and I think that the integration is going to be very smooth and easy. The companies are culturally quite similar. We've talked to all of our clients today, and the people we work for our enthused. So it couldn't be a better combination from both a financial and an operational standpoint. And I think that it will flow together very quickly and set the stage for the larger company to continue to consolidate or to aggressively grow organically just depending on what the market conditions are. Operator^ And our next question today comes from Taylor Zurcher of Tudor, Pickering and Holt. Taylor Zurcher^ Maybe if we start on -- for the rigs you called out that need upgrades moving forward, I think you said $10 million to $15 million for the FCR rigs and then $8 million of reactivation plus upgrade CapEx for the AC rig. It sounded like, in the response to a prior question, that you are seeing additional demand from at least your existing customer base. Are these upgrades that you might proactively go ahead and do sometime postclosing without contracts in hand or is it something that you'd wait for a contract in hand, particularly given it looks like some of those rigs are already working today?

Byron Dunn^ Yes, so we don't upgrade rigs. We convert them. If you remember when we had the 100 series and moved to 200, we took the old 100 series rig and put a new substructure on it, so we made it functionally a 200 series. We'd take a similar path with the Sidewinder assets, and I don't know exactly what that'll be. It'll be based on how the rigs are configured currently. I will note that Sidewinder did one conversion, and that rig has been out working for -- Philip Choyce^ Been out since -- they've done two. One's been out. It happened in 2015. It's drilled through the whole cycle. Byron Dunn^ Yes, so I think we have -- I think that what this transaction provides ICD shareholders is optionality. And we've got -- as Chris and the other business development team bring in business, we will be able to address it either through conversions or new builds. And as I'd mentioned earlier, we have unmet demand for rigs right now, so we're in a deficit position as we speak, and this helps that problem. Taylor Zurcher^ Got it. That makes sense. And then maybe a corollary to that. Should we expect these conversions to happen -- or I guess a better way to phrase it, how do you rank the opportunity set to put the 16th ICD new build out in the field versus go ahead and do these upgrades? Byron Dunn^ Yes, we've got demand for that already. That's a day rate question. So again, that's a day rate, contract, tenor, rate-of-return question, and what this does is makes that completely viable. So Chris is working on that. Chris and the business development team are working on that right now, and as soon as we check the boxes with regard to our rate of return, that'll get done. Taylor Zurcher^ Okay. Got it. And then last sort of housekeeping one for me. The Sidewinder backlog is a little bit lower than standalone ICD. Could you just -- do you have any sense as to how many near-term contract rollovers maybe by the end of 2018? In other words, how much backlog do they have that extends out into 2019? Philip Choyce^ Yes, it's a little shorter than ours. They do have the three SCR rigs that we mentioned, and those are working in the spot market. I'd expect those to get term contracts once we do the conversions to make them fully pad-optimal. Looking at their -- they're going to have most of their contracts. They've got a handful that go into mid-next year, and looking at the numbers here, they've got probably by midyear most of their contracts will be recontracted. Operator^ And our next question comes from [Mark Bianchi] of Cowen. [Mark Bianchi]^ First question I have relates to the other part of the Sidewinder fleet, so we're talking about their AC rigs and their upgradable SCRs here, but there's also a number of other SCRs and mechanicals that they have. Can you talk to plans there and the marketability of those rigs and if there's any upgrade or divestiture or what you're thinking about there? Byron Dunn^ Yes, let me give you a little color, and then Phil can give you some details. Sidewinder went through a restructuring during the downturn, and the vast majority of what you're referring to was scrubbed out of the company. There remains some mechanical rigs, and there's a structure in place for those to be divested. Let me let Phil get into that with you. Philip Choyce^ Yes, the mechanical rigs, they're really not part of the transaction. They're carved out. There are a couple smaller SCR rigs that really will just be spare equipment for us. I don't think we're looking to put those back to work. We just use them on what we can on upgrade to conversions and for our fleet. Byron Dunn^ Hey, [Mark]. There's a slide deck that should be on our website -- and if anyone doesn't have it, email me and I'll email it to you -- and it goes through the fleet specs and what the combined fleet looks like, and you'll see that all that old stuff is no longer part of the system. [Mark Bianchi]^ Right. Okay. So whatever is on this slide is what's coming with the transaction. There's no additional. Byron Dunn^ That's correct. [Mark Bianchi]^ Kurt asked about sort of the current market and appreciate that you guys aren't seeing anything in terms of the potential Permian slowdown, but can you also talk just to where date rates have moved and are moving and if -- our sense is that maybe things are stalling out in terms of day rate improvement, but just curious to get a market update from you. Byron Dunn^ I'm sitting here with Chris Menefee, and he's telling me we're not seeing that at all. We're seeing day rate improvement. So I think, again, it depends on the equipment you have. It depends on the client base you're targeting. If you remember, we kind of go after that top 1%, 2%, 5% of the business, and a lot of the slowdown and stalling is going to be occurring with legacy fleets, rigs that don't move well, just like any part of the cycle. But we don't compete against those guys at all. We don't see it. Operator^ And our next question comes Tom Curran of B. Riley FBR. Tom Curran^ Let me echo everybody else's congratulations on solving for critical mass. And good luck with your next endeavor, Byron. I'm sure Pete Miller would appreciate the shout out. Byron Dunn^ You never know, and you haven't seen the last of me. Tom Curran^ I have no doubt about that. Phil, when you said you expected to be at 20% accretive to 2019 EBITDA on an EBITDA per share basis, are you referring to current consensus 2019 EBITDA of $38.7 million? Philip Choyce^ I really wasn't thinking about it that way, but it's going to be in that range. Byron Dunn^ You take the projected EBITDA from both companies on a per share basis on the new share base, and it's at least 20% higher than we would've had standalone per share. Philip Choyce^ Yes, we kind of looked at this on a relative value basis, so depending on where day rates are next year, it's going to be in that range. Tom Curran^ Okay. And then for the expected cost synergies of $8 million to $10 million, could you share some color on any portion of that that would not be within just corporate level and SG&A? Anything that you expect to extract from actual operations? Could you share some detail on that? Byron Dunn^ I'll give you a little bit. So from an operating basis, there's not a lot. The rigs in the field have got a structure. They've got a crew. It's a standard crew. There may be some things you can do with how we arrange the management, but those won't really move the needle. As I mentioned, we brought a consultant in who's been working quite closely with Phil, and we have a battle plan drawn out. The numbers that we came up with were in excess of $12 million. I don't think that some of that is doable on a sustained basis, but I think $10 million is a pretty good target for us and for you to use. And Phil, do you want to give any more detail on that? Philip Choyce^ Yes, I would say 80% to 85% of it's going to be in the SG&A type of thing. Most of the operational thing, we do have -- there's some facility consolidation that we can do out in the field that's going to save us some money there. But again, we need all of our rigs and rig crews and as they do, so you're not going to get a lot of operational cost synergies. Tom Curran^ So as you'd expect with a contractor merger, the overwhelming majority is going to be within SG&A. Philip Choyce^ Right, we talked in the past about our SG&A being scalable, and we're going to see that in this transaction. Byron Dunn^ And one of the problems we had was our SG&A was too high relative to our revenue, and that drove a lot of the issues we had. And I've talked to both the buy side and the sell side about that for quite a while now. This eliminates that as an issue. Tom Curran^ Okay. Good. And then turning to technology, which has been a consistent emphasis of yours, Byron, since the founding of the company, on the Sidewinder side, they had been exploring an early-stage partnership with Energy Recovery related to Energy Recovery's MTeq mud pump system technology. Is that something the new co would potentially remain open to? And then as part of it, adjusting to the larger scale, will you be looking to expand your own rig fabrication operation with the yard at Galayda? Byron Dunn^ Okay. So I don't know -- I'm not familiar with this mud pump deal, so I can't answer that. In terms of our rig build capability, right now as a modular manufacturer with the yard space we have, we could probably build 12 rigs a year, which would -- we're talking about putting a quarter billion dollars to work, and I don't see that happening. I also don't see it as a bottleneck, so I don't think we have any issues with that. One thing we may look at is moving out of Harris County into a lower tax jurisdiction for rig build, but that's something that's kind of in- stage right now. We'll continue to focus, from a tech standpoint, on automation software at the rig level. Chris has been working quite diligently on that. We've talked to a number of potential partners, and I think you can expect to hear more about that coming to fruition on subsequent earnings calls. Tom Curran^ Okay. And last one for me. Do you already expect or perhaps know that one of the two directors that MSD is likely to appoint from the Sidewinder side will be Jon Cole? Byron Dunn^ I have no idea. That's entirely up to them, and I think when that's all decided, there'll be another announcement, and probably Phil will fill you in on that. Although I have to say I have huge respect for Jon Cole. I think Jon is one of the pillars of the industry. He's clearly a titan on the drilling side, and arguably he should have been the CEO of Ensco, but that didn't work out. But if it turns out to be Jon, that's a fantastic choice. Operator^ And ladies and gentlemen, this concludes our question-and-answer session. I'd like to turn the conference back over to Byron Dunn for any closing remarks. Byron Dunn^ No closing remarks. We have our earnings conference call coming up in a few weeks, and we'll give you further updates, both on our record quarter as well as an update on the timing of the transaction, and we'll all speak then. Operator^ Thank you, sir. Today's conference has now concluded, and we thank you all for attending today's presentation. You may now disconnect your lines, and have a wonderful day.